Exhibit 99.1

International Tower Hill Mines Announces US $12 Million Non-Brokered Private Placement and Electrum as New Shareholder

Vancouver, British Columbia, March 14, 2018 - International Tower Hill Mines Ltd. (TSX: ITH, NYSE-American: THM) (“ITH” or the “Company”) announced today that it has completed a non-brokered private placement (the “Offering”) pursuant to which it has issued 24,000,000 common shares (14.8% of the 162.4 million shares currently issued and outstanding) at a price of US $0.50 per share for aggregate gross proceeds of US $12 million.

The Company intends to use the proceeds of the Offering for the continuation of optimization studies in efforts to further improve and de-risk the Livengood Gold Project, required environmental baseline studies, and for general working capital purposes.

Under the Offering, an institutional shareholder that is new to the Company, Electrum Strategic Opportunities Fund II, L.P. (“Electrum”), an investment fund managed by The Electrum Group LLC., acquired 19,894,528 shares. The balance of the shares were taken by an existing institutional shareholder of the Company, Paulson & Co. Inc. (“Paulson”), which acquired 4,105,472 shares. Following completion of the Offering, Paulson will own 32.0% of the issued and outstanding shares, while Electrum will hold 10.7%.

The Company also announced today that it appointed Stuart Harshaw to the Company’s board of directors effective April 1, 2018, and intends to nominate Company CEO Karl Hanneman to stand for election to the board of directors at the forthcoming annual general meeting. Mr. Harshaw is a seasoned mining executive with a successful international career at Vale and Inco. He earned a BS in Metallurgical Engineering from Queen’s University and an MBA from Laurentian University.

Marcelo Kim, the Chair of the Board, said “We are delighted to welcome Electrum as a new shareholder of ITH and Mr. Harshaw to the Board. This financing uniquely positions ITH with sufficient financial resources for the next 4 to 5 years as we continue to advance the Livengood Gold Project towards one day becoming one of North America’s biggest gold mines.”

Igor Levental, Electrum’s President, said “ITH is an excellent fit for Electrum. Its multi-million ounce Livengood Gold Project located in Alaska, the second largest gold-producing state in the US, is exactly the type of project we seek to invest in. Furthermore, what makes ITH particularly special among developers in the precious metals space is its management team with an exceptional track record of advancing and permitting mines in Alaska, a strong board with an incredible depth of experience in taking assets up the value chain in a disciplined fashion and top tier long-term value-oriented investors involved with the Company. We are looking forward to joining the ITH family.”

On March 12, 2018 the Board approved a 2018 budget of $5.1 million. The work program incorporated in this budget will build upon the metallurgical studies undertaken in 2017 to continue to define and refine the project flowsheet. Using the improved mineralization and alteration models now available for the Livengood gold deposit arising from the work completed in 2017, 4000 kg of metallurgical composites have been selected based on location within the deposit and shipped to SGS Vancouver. Portions of these samples will be processed in 2018 to determine whether different recovery or cost parameters should be applied to different portions of the orebody. The engineering firm of BBA Inc. will be retained to continue to guide the metallurgical program. Work is also planned to advance the environmental baseline efforts needed to support future permitting.

Karl Hanneman, Chief Executive Officer, said “I am pleased to continue the technical work that can potentially improve and certainly will serve to de-risk the Livengood Gold Project. ITH has unique and positive fundamentals, given our land status and proximity to Fairbanks, size of the gold resource and the leverage opportunity for gold investors.”

The Board has also approved recommendations by management to further reduce corporate overhead costs beginning in 2018, including a reduction in CEO salary by 50% reflecting an approximate 50% reduction in the effort needed to perform the CEO duties, a reduction in board member cash compensation and expense, and staff reductions as appropriate when critical work is completed. Depending upon the level of technical work or permitting efforts underway in future years, these cost savings should bring total project G&A costs into the range of $2.5 million/year, providing the opportunity for a multi-year runway from the proceeds of the Offering.

As set forth in the Company’s April 2017 NI-43-101 Technical Report, the Livengood Gold Project has a measured and indicated gold resource of 11.5 million ounces with an all-in-cost of $1,247/oz. The large resource size and current market valuation, together with the favorable and stable Alaska jurisdiction, makes the Livengood Gold Project one of the most attractive highly leveraged gold projects in the world. Going forward, the potential for reduced project G&A costs could provide the time necessary for the gold market to reward patient investors.

The shares of common stock sold in the Offering were offered and sold in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The shares may not be offered or sold by the purchasers in the United States, absent registration or an applicable exemption from registration requirements. This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About International Tower Hill Mines Ltd.

International Tower Hill Mines Ltd. controls a 100% interest of the Livengood Gold Project, located along the paved Elliott Highway, 70 miles north of Fairbanks, Alaska.

On behalf of

International Tower Hill Mines Ltd.

(signed) Karl L Hanneman

Chief Executive Officer

Contact Information:

Richard Solie, Jr., Manager - Investor Relations

E-mail: rsolie@ithmines.com

Direct line: 907-328-2825 / Toll-Free: 1-855-428-2825

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein, including statements with respect to the proposed use of the proceeds of the Offering by the Company, the ability of the Company to carry out and complete optimization studies with respect to the Livengood Gold Project, the ability of the Company to advance the Livengood Gold Project, the potential development of any mine at Livengood, business and financing plans and business trends are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate, proposed, planned, potential and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors, including, but not limited to, , the use of proceeds from the Offering, the potential inability of the Company to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s annual report on Form 10-K and other reports filed with the United States Securities and Exchange Commission, and certain securities commissions in Canada and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company’s Canadian public disclosure filings may be accessed via www.sedar.com and its United States public disclosure filings may be accessed via www.sec.gov, and readers are urged to review these materials, including the latest technical report filed with respect to the Livengood Gold Project.

This news release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States or Canada.